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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference into the registration statements of Sonoco Products Company on Form S-8 (filed September 1, 1981, September 5, 1985, June 3, 1988, November 27, 1989, February 5, 1992 and November 22, 1993)
and Form S-3 (filed June 6, 1991, File No. 33-40538; filed October 4, 1993, File No. 33-50501; filed October 4, 1993, File No. 33-50503) of our report, which includes an explanatory paragraph indicating that the Company changed its method of accounting for postretirement benefits other than pensions and income taxes in 1992, dated February 1, 1995, on our audits of the consolidated financial statements and financial statement schedules of Sonoco Products Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.




                                                  /s/  Coopers & Lybrand, L.L.P.
                                                  ------------------------------
                                                  COOPERS & LYBRAND, L.L.P.

Charlotte, North Carolina
March 30, 1995